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Exhibit 10.5

AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 19, 2002, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, MSC.SOFTWARE CORPORATION, a Delaware corporation ("Borrower"), with reference to the following:

W I T N E S S E T H

        WHEREAS, Borrower previously entered into that certain Loan and Security Agreement, dated as of November 18, 2002 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), with Agent and Lenders pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower;

        WHEREAS, Borrower has requested that the Loan Agreement be amended as set forth herein; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.    DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.    AMENDMENTS TO LOAN AGREEMENT.

        (a)    Section 1.1 of the Loan Agreement is hereby amended by amending and restating clause (i) of the definition of "Eligible Accounts" in its entirety as follows:

                        "(i) Accounts with respect to (i) an Account Debtor other than The Boeing Company whose total obligations owing to Borrowing Base Participants exceed 15% of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor to Borrowing Base Participants in excess of such percentage, and (ii) The Boeing Company, solely to the extent that the total obligations owing by The Boeing Company to Borrowing Base Participants exceed (A) on or before December 31, 2002, 42% of all Eligible Accounts, and (B) thereafter, 30% of all Eligible Accounts (in each case under clause (i) and (ii) above, such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates),"

        (b)    Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word "or" appearing at the end of clause (n) of the definition of "Eligible Accounts", (ii) deleting the period appearing at the end of clause (o) of the definition of "Eligible Accounts", and replacing it with the phrase ", or" and (iii) inserting the following new clause (p) at the end of the definition of "Eligible Accounts":

                        "(p) Accounts that are the subject of a written consent by Agent pursuant to Section 4(b) of the Intercreditor Agreement."

        (c)    Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition in its entirety:

                        "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Note, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Officers' Certificate, the Patent Security Agreement, the Principal Officers Certificate, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

        (d)    Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definition in proper alphabetical order:

                        "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of December 19, 2002, by and among Agent, Borrower and GE Access.

        (e)    Section 3.2(j) of the Loan Agreement is hereby deleted in its entirety.

        (f)    Section 6.2 of the Loan Agreement is hereby amended by deleting the chart appearing therein in its entirety and replacing it with the following:

Weekly	(a) a sales journal, collection journal, and credit register since the last such schedule, a report regarding credit memoranda that have been issued regarding Borrowing Base Participants since the last such report, and a calculation of the Borrowing Base as of such date,
(b) notice of all returns, disputes, or claims regarding Borrowing Base Participants, to the extent that such returns, disputes or claims exceed $50,000, and
(c) a detailed calculation of the Borrowing Base (including detail regarding those Accounts of a Borrowing Base Participant that are not Eligible Accounts).
Monthly (not later than the 10th day of each month), unless requested more frequently by Agent, in its discretion
(d) a detailed aging, by total and by Account Debtor, of the Accounts of Borrowing Base Participants, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,
(e) a detailed aging, by vendor, of the Borrowing Base Participants' accounts payable and any book overdraft,
(f) a schedule summarizing the accounts payable of Borrower's Subsidiaries (other than the Borrowing Base Participants) by location, and
(g) a calculation of Dilution for the prior month.

Quarterly	(h) a report identifying all known Commercial Tort Claims which have not been previously been reported to Agent in writing, if any, of Borrower or any Guarantor involving claims of $500,000, or more,
(i) a detailed list of each Borrowing Base Participant's customers, and
(j) a report regarding each Borrowing Base Participant's accrued, but unpaid, ad valorem taxes.
Upon request by Agent
(k) copies of invoices in connection with the Borrowing Base Participants' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with their Accounts and, for Inventory and Equipment acquired by Borrowing Base Participants, purchase orders and invoices, and
(l) such other reports as to the collateral hypothecated under the Loan Documents, or the financial condition of Borrower and its Subsidiaries, as Agent may request.

        (g)    Section 6.3(a)(iii) of the Loan Agreement is hereby amended by inserting the phrase "or vice president of finance" immediately following the phrase "chief financial officer" contained therein.

        (h)    Section 6.3(a)(iv) of the Loan Agreement is hereby amended by inserting the phrase "or vice president of finance" immediately following the phrase "chief financial officer" contained therein.

        (i)    Section 6.3(b)(ii) of the Loan Agreement is hereby amended by inserting the phrase "or vice president of finance" immediately following the phrase "chief financial officer" contained therein.

3.    OTHER AGREEMENTS; CONSENT.    Each Lender hereby authorizes Agent to (a) enter into the Intercreditor Agreement, and (b) consent to any transaction described in Section 4(b) of the Intercreditor Agreement so long has the relevant Account is not an Eligible Account and is not included in the Borrowing Base as of the date of such consent.

4.    CONDITIONS PRECEDENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

        (a)  The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

        (b)  Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit A, duly executed and delivered by an authorized official of Guarantor;

        (c)  No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (d)  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Guarantors, or the Lender Group.

5.    CONSTRUCTION.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.    ENTIRE AMENDMENT; EFFECT OF AMENDMENT.    This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Agreement, and shall not operate as a consent to any matter under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.    MISCELLANEOUS.

        (a)  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        (b)  Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MSC.SOFTWARE CORPORATION, a Delaware corporation
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer
FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent
By:	/s/ NICHOL S. SHUART
Name:	Nichol S. Shuart
Title:	Vice President
ABLECO FINANCE LLC, a Delaware limited liability company, for itself and its Affiliate assigns, as Lenders
By:	/s/ KEVIN GENDY
Name:	Kevin Gendy
Title:	Senior Vice President

Exhibit A
REAFFIRMATION AND CONSENT

        All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan and Security Agreement by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, MSC.SOFTWARE CORPORATION, a Delaware corporation ("Borrower"), dated as of November 18, 2002, (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), or in that certain Amendment Number One to the Loan and Security Agreement dated as of December 19, 2002 (the "Amendment"), among Borrower and Agent. The undersigned hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transaction contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

        [signature page follows]

        IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

MSC.FLYER, LLC, a Delaware limited liability company
By: MSC.SOFTWARE CORPORATION, a Delaware corporation, its sole member
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer
MSC INTERNATIONAL COMPANY, a California corporation
ADVANCED ENTERPRISE SOLUTIONS, INC., a Delaware corporation
TYRA TECHNOLOGIES, INC., a California corporation
KNOWLEDGE REVOLUTION, INC., a California corporation
MSC.SOFTWARE, LTD., a company organized under the laws of Ontario
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer of each of the above listed Guarantors

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AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT
W I T N E S S E T H
Exhibit A REAFFIRMATION AND CONSENT